Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Fourth Quarter and Full Year Fiscal 2023 Results
Fiscal year summary:
•     GAAP revenue increased 7% and GAAP operating income increased 1% for the fiscal year ended June 30, 2023, compared to the prior fiscal year.
•     Non-GAAP adjusted revenue increased 8% and non-GAAP adjusted operating income increased 8% for the fiscal year ended June 30, 2023, compared to the prior fiscal year.1
▪     GAAP EPS was $5.02 per diluted share for the fiscal year ended June 30, 2023, compared to $4.94 in the prior fiscal year.
▪     Cash was $12 million at June 30, 2023, and $49 million at June 30, 2022.
▪     Debt related to credit facilities was $275 million at June 30, 2023, and $115 million at June 30, 2022.
Fourth quarter summary:
•GAAP revenue increased 11% and GAAP operating income increased 20% for the three months ended June 30, 2023, compared to the prior year quarter.
•Non-GAAP adjusted revenue increased 8% and non-GAAP adjusted operating income increased 19% for the three months ended June 30, 2023, compared to the prior year quarter.1
▪GAAP EPS was $1.34 per diluted share for the three months ended June 30, 2023, compared to $1.10 for the prior year quarter.
Full year fiscal 2024 guidance:2
GAAP
▪Revenue $2,208 million to $2,229 million.
▪Operating margin 21.6%.to 21.7%.
▪EPS $4.92 to $4.99 per diluted share.
Non-GAAP3
▪Adjusted revenue $2,190 million to $2,210 million.3
▪Adjusted operating margin 22.1% to 22.2%.3

FY 2023 Revenue		FY 2023 Operating Income		FY 2023

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP Net Income	Non-GAAP EBITDA[4]
increased	increased	increased	increased	increased	increased
7%	8%	1%	8%	1%	6%

Fourth Qtr Revenue		Fourth Qtr Operating Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased
11%	8%	20%	19%

Monett, MO, August 15, 2023 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the fiscal fourth quarter and full fiscal year ended June 30, 2023.

According to David Foss, Board Chair and CEO, “We are very pleased to report another quarter of record revenue and total sales bookings. We experienced strong growth across each of our segments and continue to see great demand for our financial technology solutions. Our sales pipeline is the highest it’s ever been entering a new fiscal year, and we’re continuing to innovate and deliver modern technology to community and regional financial institutions. Building on the success of our cloud-native BannoTM retail digital banking platform, we recently launched our Banno BusinessTM solution, and we were one of the first service providers to support the FedNow® instant payment service. As a well-rounded financial technology provider, we see significant opportunities to continue adding new and expanding existing client relationships through our diverse array of innovative solutions backed by our proven ability to deliver outstanding customer service.”

1 See tables below reconciling non-GAAP financial measures to GAAP.
2 The guidance assumes no acquisitions are made during fiscal year 2024.
3 See tables below reconciling fiscal year 2024 GAAP to non-GAAP guidance.
4 See tables below on page 12 reconciling Net Income to non-GAAP EBITDA.

1

Operating Results

Revenue, operating expenses, operating income, and net income for the three months and fiscal year ended June 30, 2023, compared to the three months and fiscal year ended June 30, 2022, were as follows (all dollar amounts in this section are in thousands, except for per share amounts):

Revenue (Unaudited)
(In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2023	2022		2023	2022
Revenue
Services and Support	$311,931	$279,740	12%	$1,214,701	$1,156,365	5%
Percentage of Total Revenue	58%	58%		58%	60%
Processing	222,703	202,932	10%	863,001	786,519	10%
Percentage of Total Revenue	42%	42%		42%	40%
REVENUE	$534,634	$482,672	11%	$2,077,702	$1,942,884	7%

•Services and support revenue increased for the three months ended June 30, 2023, primarily driven by growth in data processing and hosting fees of 10% and an increase of $9,511 in deconversion fees. Other drivers were increases in one-time revenues, including consulting fees and work orders, implementation fee revenues, and hardware revenue. Processing revenue increased for the three months ended June 30, 2023, primarily driven by growth in card processing revenue of 7% and payment processing revenue of 13%, including the impact from the Payrailz acquisition. Other drivers were increases in Jack Henry digital and other processing fee revenues.
•Services and support revenue increased for the year ended June 30, 2023, primarily driven by growth in data processing and hosting fees of 12% partially offset by a 40% decrease in deconversion fees. Other drivers were increases in software usage and subscription fees and hardware revenue. Processing revenue increased for the year ended June 30, 2023, primarily driven by growth in card processing revenue of 8% and payment processing revenue of 12%, including the impact from the Payrailz acquisition. Other drivers were increases in Jack Henry digital and other processing fee revenues.
•For the three months ended June 30, 2023, core segment revenue increased 11%, payments segment revenue increased 9%, complementary segment revenue increased 11%, and corporate and other segment revenue increased 18%. Non-GAAP adjusted core segment revenue increased 10%, non-GAAP adjusted payments segment revenue increased 7%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue increased 17% (see revenue lines of segment break-out tables on page 5 below).
•For the year ended June 30, 2023, core segment revenue increased 5%, payments segment revenue increased 7%, complementary segment revenue increased 7%, and corporate and other segment revenue increased 23%. Non-GAAP adjusted core segment revenue increased 8%, non-GAAP adjusted payments segment revenue increased 7%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue increased 23% (see revenue lines of segment break-out tables on page 6 below).

2

Operating Expenses and Operating Income

(Unaudited, In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2023	2022		2023	2022
Cost of Revenue	$308,868	$286,815	8%	$1,219,062	$1,128,614	8%
Percentage of Total Revenue[5]	58%	59%		59%	58%
Research and Development	38,498	33,961	13%	142,678	121,355	18%
Percentage of Total Revenue[5]	7%	7%		7%	6%
Selling, General, and Administrative	63,069	58,124	9%	235,274	218,296	8%
Percentage of Total Revenue[5]	12%	12%		11%	11%
OPERATING EXPENSES	410,435	378,900	8%	1,597,014	1,468,265	9%

OPERATING INCOME	$124,199	$103,772	20%	$480,688	$474,619	1%
Operating Margin[5]	23%	21%		23%	24%
•Cost of revenue increased for the three months and year ended June 30, 2023, primarily due to higher direct costs consistent with increases in the related revenue, higher personnel costs, including benefits expenses, and increased amortization of intangible assets.
•Research and development expense increased for the three months ended June 30, 2023, primarily due to higher personnel costs (net of capitalized personnel costs), including benefits expenses. Research and development expense increased for the year ended June 30, 2023, primarily due to higher personnel costs (net of capitalized personnel costs), including benefits expenses, and higher internal licenses and fees.
•Selling, general, and administrative expense increased for the three months and year ended June 30, 2023, primarily due to higher personnel costs, including benefits expenses, as well as increased commissions expense.
Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2023	2022		2023	2022
Income Before Income Taxes	$123,950	$102,792	21%	$474,574	$472,267	—%
Provision for Income Taxes	26,177	22,366	17%	107,928	109,351	(1)%
NET INCOME	$97,773	$80,426	22%	$366,646	$362,916	1%
Diluted earnings per share	$1.34	$1.10	22%	$5.02	$4.94	2%
•Effective tax rates for the three months ended June 30, 2023, and 2022 were 21.1% and 21.8%, respectively. Effective tax rates for the year ended June 30, 2023, and 2022 were 22.7% and 23.2%, respectively.

According to Mimi Carsley, CFO and Treasurer, "For the fourth quarter of the fiscal year, our private cloud and processing services continued to drive strong revenue growth. While deconversion fees were up in our fourth fiscal quarter compared to a year ago, as expected they were still down significantly for the full year. Higher deconversion fees in the fourth quarter contributed to 11% revenue growth on a GAAP basis, with 8% growth on a non-GAAP basis. Operating income grew solidly by 20% on a GAAP basis and 19% on a non-GAAP basis, thanks to the entire Jack Henry team's disciplined focus on cost management."

5 Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The table below shows our revenue and operating income (in thousands) for the three months and fiscal year ended June 30, 2023, compared to the three months and fiscal year ended June 30, 2022, excluding the impacts of deconversion fees, acquisitions, and gain/loss on assets, net.

(Unaudited, In Thousands)	Three Months Ended June 30,			% Change	Year Ended June 30,		% Change
	2023		2022		2023	2022

Revenue (GAAP)	$534,634		$482,672	11%	$2,077,702	$1,942,884	7%

Adjustments:
Deconversion fee revenue	(14,733)		(5,222)		(31,775)	(53,279)
Revenue from acquisition	(2,508)		—		(8,482)	—

NON-GAAP ADJUSTED REVENUE	$517,393		$477,450	8%	$2,037,445	$1,889,605	8%

Operating Income (GAAP)	$124,199		$103,772	20%	$480,688	$474,619	1%

Adjustments:
Operating income from deconversion fees	(13,054)		(3,980)		(27,513)	(47,002)
Operating loss from acquisition	4,351		—		13,985	—
(Gain)/Loss on assets, net	2,816	*	—		(4,567)	—

NON-GAAP ADJUSTED OPERATING INCOME	$118,312		$99,792	19%	$462,593	$427,617	8%
*The loss on assets, net, for the three months ended June 30, 2023, consisted of two facility leases that the company abandoned during the quarter.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended June 30, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE	$168,747	$197,473	$151,124	$17,290	$534,634
Non-GAAP adjustments*	(4,676)	(6,018)	(6,330)	(217)	(17,241)
NON-GAAP ADJUSTED REVENUE	164,071	191,455	144,794	17,073	517,393

COST OF REVENUE	71,262	107,370	59,971	70,265	308,868
Non-GAAP adjustments**	(256)	(5,742)	(270)	(4)	(6,272)
NON-GAAP ADJUSTED COST OF REVENUE	71,006	101,628	59,701	70,261	302,596

NON-GAAP ADJUSTED SEGMENT INCOME	$93,065	$89,827	$85,093	$(53,188)

Research and Development					38,498
Selling, General, and Administrative					63,069
Non-GAAP adjustments unassigned to a segment***					(5,082)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					399,081

NON-GAAP ADJUSTED OPERATING INCOME					$118,312
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion fee revenue. Revenue non-GAAP adjustments for the Payments segment were deconversion fee revenue of $3,510 and acquisition revenue of $2,508.
**Cost of revenue non-GAAP adjustments for the Core and Complementary segments were deconversion fee costs. Cost of revenue non-GAAP adjustments for the Payments and Corporate and Other segments were $5,660 and $1, respectively, related to the acquisition, and $82 and $3, respectively, related to deconversion fees.
***Non-GAAP adjustments unassigned to a segment were $2,816 related to a loss on assets, net, $1,198 related to the acquisition, and $1,068 related to deconversion fees.

	Three Months Ended June 30, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$151,480	$180,454	$136,107	$14,631	$482,672
Non-GAAP adjustments*	(1,872)	(1,236)	(2,035)	(79)	(5,222)
NON-GAAP ADJUSTED REVENUE	149,608	179,218	134,072	14,552	477,450

COST OF REVENUE	63,553	98,891	58,090	66,281	286,815
Non-GAAP adjustments**	(341)	(122)	(260)	(3)	(726)
NON-GAAP ADJUSTED COST OF REVENUE	63,212	98,769	57,830	66,278	286,089

NON-GAAP ADJUSTED SEGMENT INCOME	$86,396	$80,449	$76,242	$(51,726)

Research and Development					33,961
Selling, General, and Administrative					58,124
Non-GAAP adjustments unassigned to a segment***					(516)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					377,658

NON-GAAP ADJUSTED OPERATING INCOME					$99,792
*Revenue non-GAAP adjustments were all deconversion fee revenues.
**Cost of revenue non-GAAP adjustments were all related to deconversion fees.
*** Non-GAAP adjustments unassigned to a segment were all related to deconversion fees.

5

	Year Ended June 30, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$656,164	$767,339	$583,893	$70,306	$2,077,702
Non-GAAP adjustments*	(10,924)	(16,406)	(12,649)	(278)	(40,257)
Non-GAAP Adjusted Revenue	645,240	750,933	571,244	70,028	2,037,445

Cost of Revenue	283,531	423,474	239,044	273,013	1,219,062
Non-GAAP adjustments**	(913)	(18,407)	(807)	(113)	(20,240)
Non-GAAP Adjusted Cost of Revenue	282,618	405,067	238,237	272,900	1,198,822

Non-GAAP Adjusted Segment Income	$362,622	$345,866	$333,007	$(202,872)

Research and Development					142,678
Selling, General, and Administrative					235,274
Non-GAAP adjustments unassigned to a segment***					(1,922)
Non-GAAP Total Adjusted Operating Expenses					1,574,852

Non-GAAP Adjusted Operating Income					$462,593
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion fee revenue. Revenue non-GAAP adjustments for the Payments segment were acquisition revenue of $8,482 and deconversion fee revenue of $7,924.
**Cost of revenue non-GAAP adjustments for the Core and Complementary segments were deconversion fee costs. Cost of revenue non-GAAP adjustments for the Payments and Corporate and Other segments were $18,104 and $90, respectively, related to the acquisition, and $303 and $23, respectively, related to deconversion fees.
***Non-GAAP adjustments unassigned to a segment were $4,273 related to the acquisition and $2,216 related to deconversion fees partially offset by $(4,567) related to a gain on assets, net.

	Year Ended June 30, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$622,442	$719,068	$544,244	$57,130	$1,942,884
Non-GAAP adjustments*	(23,048)	(14,319)	(15,589)	(323)	(53,279)
Non-GAAP Adjusted Revenue	599,394	704,749	528,655	56,807	1,889,605

Cost of Revenue	261,585	386,409	226,229	254,391	1,128,614
Non-GAAP adjustments**	(1,719)	(439)	(1,309)	(325)	(3,792)
Non-GAAP Adjusted Cost of Revenue	259,866	385,970	224,920	254,066	1,124,822

Non- GAAP Adjusted Segment Income	$339,528	$318,779	$303,735	$(197,259)

Research and Development					121,355
Selling, General, and Administrative					218,296
Non-GAAP adjustments unassigned to a segment***					(2,485)
Non-GAAP Total Adjusted Operating Expenses					1,461,988

Non-GAAP Adjusted Operating Income					$427,617
*Revenue non-GAAP adjustments were all deconversion fee revenues.
**Cost of revenue non-GAAP adjustments were all related to deconversion fees.
*** Non-GAAP adjustments unassigned to a segment were all related to deconversion fees.

6

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2024. Non-GAAP guidance excludes the impacts of deconversion fee revenue and related operating expenses, acquisition revenue and costs related to the August 31, 2022 Payrailz acquisition, costs related to the July 2023 voluntary early departure incentive program, and assumes no acquisitions or dispositions are made during fiscal year 2024.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY24*
	Low	High
REVENUE (GAAP)	$2,208	$2,229
Growth	6.3%	7.3%
Deconversion fees**	$16	$16
Acquisition	3	3
NON-GAAP ADJUSTED REVENUE*	$2,190	$2,210
Non-GAAP Adjusted Growth	7.0%	8.0%

OPERATING EXPENSES (GAAP)	$1,730	$1,744
Growth	8.3%	9.2%
Deconversion costs**	$3	$3
Acquisition costs	4	4
Voluntary Early Departure Incentive Program***	18	17
NON-GAAP ADJUSTED OPERATING EXPENSES*	$1,705	$1,720
Non-GAAP Adjusted Growth	6.7%	7.7%

OPERATING INCOME (GAAP)	$478	$484
Growth	(0.6)%	0.8%

OPERATING MARGIN (GAAP)	21.6%	21.7%

NON-GAAP ADJUSTED OPERATING INCOME	$485	$490
Non-GAAP Adjusted Growth	8.0%	9.3%

NON-GAAP ADJUSTED OPERATING MARGIN	22.1%	22.2%

EPS (GAAP)	$4.92	$4.99
Growth	(2.0)%	(0.6)%

*GAAP to Non-GAAP revenue and operating expenses may not foot due to rounding.
**Deconversion fee revenue and related operating expenses are estimated for fiscal year 2024 based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on August 3, 2023.
***This cost relates to the group of employees who accepted a voluntary early departure incentive program offered by the company in July 2023 to certain employees of a specified minimum age who had reached a specified minimum number of years of service with the company.

7

Balance Sheet and Cash Flow Review

•At June 30, 2023, cash and cash equivalents decreased to $12 million from $49 million at June 30, 2022.
•Trade receivables totaled $361 million at June 30, 2023, compared to $348 million at June 30, 2022.
•The Company had $275 million of borrowings at June 30, 2023, and $115 million at June 30, 2022.
•Total deferred revenue decreased to $400 million at June 30, 2023, compared to $402 million a year ago.
•Stockholders' equity increased to $1,609 million at June 30, 2023, compared to $1,382 million a year ago.
*See table below for Net Cash Provided by Operating Activities and on page 12 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are also on page 12. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2023	2022
Net income	$366,646	$362,916
Depreciation	48,720	50,789
Amortization	142,006	126,835
Change in deferred income taxes	(48,199)	31,872
Other non-cash expenses	24,094	25,180
Change in receivables	(12,067)	(41,508)
Change in deferred revenue	(10,547)	6,572
Change in other assets and liabilities	(129,094)	(58,025)
NET CASH FROM OPERATING ACTIVITIES	$381,559	$504,631

8

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2023	2022
Payment for acquisitions, net of cash acquired*	$(229,628)	$—
Capital expenditures	(39,179)	(34,659)
Proceeds from dispositions	27,939	45
Purchased software	(1,685)	(8,491)
Computer software developed	(166,120)	(148,239)
Purchase of investments	(1,000)	(5,000)
NET CASH FROM INVESTING ACTIVITIES	$(409,673)	$(196,344)
*During first quarter fiscal 2023, the Company completed its previously announced acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2023	2022
Borrowings on credit facilities*	$810,000	$332,000
Repayments on credit facilities and financing leases	(650,060)	(317,127)
Purchase of treasury stock	(25,000)	(193,916)
Dividends paid	(147,237)	(139,070)
Net cash from issuance of stock and tax related to stock-based compensation	3,867	7,621
NET CASH FROM FINANCING ACTIVITIES	$(8,430)	$(310,492)
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings under the Company's credit facilities.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP include the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, and return on invested capital (ROIC).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted cost of revenue, and adjusted operating expenses, eliminate one-time deconversion fees and associated costs, the effects of acquisitions and divestitures, and gain/loss on the disposal of assets, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversion fees, acquisitions and divestitures, and gain/loss on the disposal of assets. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

9

Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 47 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on August 16, 2023, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

10

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2023	2022		2023	2022

REVENUE	$534,634	$482,672	11%	$2,077,702	$1,942,884	7%

Cost of Revenue	308,868	286,815	8%	1,219,062	1,128,614	8%
Research and Development	38,498	33,961	13%	142,678	121,355	18%
Selling, General, and Administrative	63,069	58,124	9%	235,274	218,296	8%
EXPENSES	410,435	378,900	8%	1,597,014	1,468,265	9%

OPERATING INCOME	124,199	103,772	20%	480,688	474,619	1%

Interest income	5,176	17	30,347%	8,959	32	27,897%
Interest expense	(5,425)	(997)	444%	(15,073)	(2,384)	532%
Interest Income (Expense), net	(249)	(980)	(75)%	(6,114)	(2,352)	160%

INCOME BEFORE INCOME TAXES	123,950	102,792	21%	474,574	472,267	—%

Provision for Income Taxes	26,177	22,366	17%	107,928	109,351	(1)%

NET INCOME	$97,773	$80,426	22%	$366,646	$362,916	1%

Diluted net income per share	$1.34	$1.10		$5.02	$4.94
Diluted weighted average shares outstanding	73,027	73,086		73,096	73,486

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)				June 30,		% Change
				2023	2022
Cash and cash equivalents				$12,243	$48,787	(75)%
Receivables				361,252	348,072	4%
Total assets				2,773,826	2,455,564	13%

Accounts payable and accrued expenses				$191,785	$213,076	(10)%
Current and long-term debt				275,000	115,067	139%
Deferred revenue				399,729	402,172	(1)%
Stockholders' equity				1,608,510	1,381,623	16%

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Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
(in thousands)	2023	2022		2023	2022
Net income	$97,773	$80,426		$366,646	$362,916
Interest, net	249	981		6,114	2,351
Taxes	26,177	22,366		107,928	109,351
Depreciation and amortization	48,377	44,722		190,726	177,624
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time deconversions, acquisitions, and gain/loss on assets, net.*	(9,006)	(3,980)		(28,190)	(47,002)
NON-GAAP EBITDA	$163,570	$144,515	13%	$643,224	$605,240	6%
*The fiscal fourth quarter adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions, a loss on assets, net, and the acquisition, and were $13,054, $(2,816), and $(1,232), respectively, and the prior fiscal year fourth quarter adjustment was for deconversions only. The fiscal year adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions, a gain on assets, net, and the acquisition, and were $27,513, $4,567, and $(3,890), respectively, and the prior fiscal year adjustment was for deconversions only.

Calculation of Free Cash Flow (Non-GAAP)				Year Ended June 30,
(in thousands)				2023	2022
Net cash from operating activities				$381,559	$504,631
Capitalized expenditures				(39,179)	(34,659)
Internal use software				(1,685)	(8,491)
Proceeds from sale of assets				27,939	45
Capitalized software				(166,120)	(148,239)
FREE CASH FLOW				$202,514	$313,287

Calculation of the Return on Average Shareholders’ Equity				June 30,
( in thousands)				2023	2022
Net income (trailing four quarters)				$366,646	$362,916
Average stockholder's equity (period beginning and ending balances)				1,495,066	1,350,457
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				24.5%	26.9%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)				June 30,
(in thousands)				2023	2022
Net income (trailing four quarters)				$366,646	$362,916

Average stockholder's equity (period beginning and ending balances)				1,495,066	1,350,457
Average current maturities of long-term debt (period beginning and ending balances)				34	89
Average long-term debt (period beginning and ending balances)				195,000	107,542
Average invested capital				$1,690,100	$1,458,088

ROIC				21.7%	24.9%

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